InsPro Technologies Corporation Announces Third Quarter 2011 Financial Results

Radnor, PA – November 14, 2011 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading software innovator and provider of an insurance administration and marketing system, InsPro Enterprise, used by insurance carriers and third party administrators, that supports group and individual business lines and efficiently processes agent, direct market, worksite and web site generated business, today announced its financial results for the quarter ended September 30, 2011.

Third Quarter 2011 Highlights

•	Net loss of $982,809 or ($0.02) per share basic and diluted in the third quarter of 2011, compared with net loss of $2,701,472, or ($0.07) per share basic and diluted in third quarter of 2010

•	Net gain from discontinued operations of $198,529 in the third quarter of 2011, compared to a net gain of $403,513 from discontinued operations in the third quarter of 2010.

•	Net loss from continuing operations of $1,181,227 in the third quarter of 2011, compared to a $1,253,064 net loss in the third quarter of 2010.

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Revenues from continuing operations of $1,699,802 in the third quarter of 2011, compared to $1,805,415 in the third quarter of 2010. The decrease was due primarily to decreased post implementation services provided to existing InsPro Enterprise clients partially offset by increased ASP fees from new and existing clients.

Year to Date 2011 Highlights

•	Net loss of $1,496,548 or ($0.04) per share basic and diluted in 2011 to date, compared with net loss of $4,469,358, or ($0.11) per share basic and diluted in 2010 to date.

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Net gain from discontinued operations of $638,034 in 2011 to date, compared to a net gain of $2,134,872 from discontinued operations in 2010 to date. The first quarter of 2010 included $578,569 non recurring gain on the sale of Insurint.

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Net loss from continuing operations of $3,064,934 in 2011 to date, compared to $4,619,552 net loss in 2010 to date. This improvement is the result of higher revenue combined with cost savings from ongoing restructuring activities.

•	A 25% increase in revenues from continuing operations to $5,636,023 in 2011 to date from $4,516,592 in 2010 to date.

Anthony R. Verdi, Chief Executive Officer, stated “We are pleased to report the revenue growth, improved operating results, continued active engagement with our clients and prospects and the diminishing impact of our discontinued operations.  At the same time, we are making significant progress with less obvious but equally impactful activities such as investments in InsPro Enterprise and our management infrastructure.  We remain on plan to complete the expansion of InsPro Enterprise product support to include Fixed Annuities in 2012 as well as other enhancements to fundamental InsPro Enterprise features and functionality. We are confident and optimistic in our current place and future direction in the life and health insurance software market.”

About InsPro Enterprise

The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics. InsPro Enterprise was designed as a single technology solution to manage all insurance processing requirements and built from the ground up to support both group and individual policies. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end; web-based policy administration system used by insurance carriers and third party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower IT support costs, increase customer retention, and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the effects of restructuring, the investments in and potential of our technology platform. Forward-looking statements provide InsPro Technologies Corporation current expectations or forecasts of future events.  Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies Corporation’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These documents are available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, CEO, CFO and COO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$1,699,802	$1,805,415	$5,636,023	$4,516,592

Cost of revenues	1,587,656	1,523,188	5,035,330	4,919,060

Gross profit (loss)	112,146	282,227	600,693	(402,468)

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	765,496	962,802	2,053,281	2,203,567
Advertising and other marketing	27,199	35,317	81,243	118,720
Depreciation and amortization	166,521	220,868	521,309	694,352
Rent, utilities, telephone and communications	93,526	118,245	282,363	294,247
Professional fees	99,199	63,600	307,856	515,211
Other general and administrative	141,432	134,459	419,575	390,987

	1,293,373	1,535,291	3,665,627	4,217,084

Loss from operations	(1,181,227)	(1,253,064)	(3,064,934)	(4,619,552)

Gain from discontinued operations	198,529	403,513	638,034	2,134,872

Other income (expense):
Gain on the change of the fair value of warrant liability	103	(1,790,180)	929,671	(1,834,093)
Interest income	5,087	6,554	19,483	14,019
Interest expense	(5,301)	(68,295)	(18,802)	(164,604)

Total other income (expense)	(111)	(1,851,921)	930,352	(1,984,678)

Net loss	$(982,809)	$(2,701,472)	$(1,496,548)	$(4,469,358)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.03)	$(0.08)	$(0.06)	$(0.16)
Gain from discontinued operations	0.01	0.01	0.02	0.05
Net income (loss) per common share	$(0.02)	$(0.07)	$(0.04)	$(0.11)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
ASSETS

CURRENT ASSETS:
Cash	$3,657,167	$4,429,026
Accounts receivable, net	970,793	709,503
Tax receivable	3,615	6,455
Prepaid expenses	168,763	158,245
Other current assets	1,907	1,756
Assets of discontinued operations	147,498	63,301

Total current assets	4,949,743	5,368,286

Restricted cash	-	1,152,573
Property and equipment, net	450,595	613,618
Intangibles, net	346,734	606,785
Other assets	90,608	92,558

Total assets	$5,837,680	$7,833,820

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$21,201	$17,311
Accounts payable	570,866	918,972
Accrued expenses	465,117	346,808
Current portion of capital lease obligations	111,395	158,138
Due to related parties	-	8,370
Deferred revenue	909,037	377,500

Total current liabilities	2,077,616	1,827,099

LONG TERM LIABILITIES:
Warrant liability	3,100,669	4,030,340
Capital lease obligations	94,820	165,612

Total long term liabilities	3,195,489	4,195,952

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 2,797,379 shares issued and outstanding (liquidation value $8,392,137)	5,427,604	5,427,604
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	37,014,370	36,764,016
Accumulated deficit	(44,783,046)	(43,286,498)

Total shareholders' equity	564,575	1,810,769

Total liabilities and shareholders' equity	$5,837,680	$7,833,820

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2011	2010
Cash Flows From Operating Activities:
Net loss	$(1,496,548)	$(4,469,358)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	521,309	694,352
Stock-based compensation and consulting	250,354	366,287
(Gain) Loss on change of fair value of warrant liability	(929,671)	1,834,093
Gain on the disposal of equipment of discontinued operations	-	6,530
Changes in assets and liabilities:
Accounts receivable	(261,290)	337,966
Tax receivable	2,840	2,752
Prepaid expenses	(10,518)	(112,183)
Other current assets	(151)	(10,915)
Other assets	1,950	8,050
Accounts payable	(348,106)	548,104
Accrued interest on related secured note from related party	-	127,011
Accrued expenses	118,309	(378,900)
Due to related parties	-	24,827
Deferred revenue	531,537	78,000
Assets of discontinued operations	(84,197)	(1,940,525)

Net cash used in operating activities	(1,704,182)	(2,883,909)

Cash Flows From Investing Activities:
Purchase of property and equipment	(98,235)	(193,473)

Net cash used in investing activities	(98,235)	(193,473)

Cash Flows From Financing Activities:
Gross proceeds from note payable	37,540	119,875
Payments on note payable	(33,650)	(69,774)
Gross proceeds from secured note from related party	-	1,000,000
Fees paid in connection with secured note from related party	(8,370)	(18,389)
Gross proceeds from capital leases	-	137,310
Payments on capital leases	(117,535)	(106,391)
Restricted cash in connection with letters of credit	1,152,573	1,672
Gross proceeds from sales of preferred stock and warrants	-	6,507,001

Net cash provided by financing activities	1,030,558	7,571,304

Net increase (decrease) in cash	(771,859)	4,493,922

Cash - beginning of the period	4,429,026	1,403,653

Cash - end of the period	$3,657,167	$5,897,575